Filed Pursuant to Rule 433
Registration Nos. 333-206176 and 333-206176-01

$57.534+mm Synchrony Credit Card (SYNCT) 2016-2 B *PRICING DETAILS*

Sole Lead : Barclays

CLASS	SIZE(mm)	WAL	S/F	L.FNL	SPREAD	YIELD	COUP	PRICE
2016-2 B	$57.534+	4.74	AA+/AA	5/15/24	IntS+105	2.164%	2.55%	101-25

EXPECTED SETTLE:	08/17/16	FORMAT:	SEC-Registered
NEXT PAY:	09/15/16	ERISA:	YES
BBERG TICKER:	SYNCT	MIN DENOM:	$100k x $1 (Cl. B)
BILL & DELIVER:	BARCLAYS	CUSIP:	87165LBH3

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.